EXHIBIT 5


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DUFFORD & BROWN
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ATTORNEYS AT LAW

                                                       1700 Broadway, Suite 1700
                                                    Denver, Colorado  80290-1701

                                                        303-861-8013 - Telephone
                                                        303-832-3804 - Facsimile

                                                            www.duffordbrown.com
                                                            --------------------



                                                       dbabiarz@duffordbrown.com
                                                       -------------------------




May 4, 2004


Wyoming Oil & Minerals, Inc.
5525 Erindale Drive, Suite 201
Colorado Springs, CO 80918


Re:   Registration Statement on Form S-8 Covering Registration of Common Stock
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Gentlemen and Ladies:

We have acted as counsel to Wyoming Oil & Minerals, Inc., a Wyoming corporation (the "Company"), in connection with the registration by the Company of 250,000 shares of Common Stock issuable under the Company's Non-Qualified Stock Option and Stock Grant Plan ("Plan;" the shares proposed to be issued under the Plan and registered with the Commission are referred to as the "Shares"), as more fully set forth in the Registration Statement on Form S-8 as proposed to be filed by the Company today.

In such capacity, we have examined, among other documents, the Articles of Incorporation, Bylaws and minutes of meetings of its Board of Directors and shareholders, the Registration Statement on Form S-8, to be filed by the Company this date (as the same may be further amended from time to time ("Registration Statement") and such other documents as we have deemed appropriate.

Based on the foregoing, and subject to such further examinations as we have deemed relevant and necessary, we are of the opinion that:

     1. The Company is a corporation, duly organized and validly existing under the laws of the State of Wyoming.

     2. The Shares, when issued and/or paid for under the terms of the Plan, will be duly and validly issued, fully paid and nonassessable shares of Common Stock of the Company.

We hereby consent to the reference to our firm in the Registration Statement and to the filing of a copy of our opinion as Exhibit No. 5 thereto.

Wyoming Oil & Minerals, Inc.
May 4, 2004
Page 2




Sincerely,




/s/ Dufford & Brown, P.C.
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DUFFORD & BROWN, P.C.




cc:      Stark Winter Schenkein & Co., LLP